Exhibit 10.1

WARRANT REPRICING AGREEMENT

             THIS WARRANT REPRICING AGREEMENT (this "AGREEMENT") is made as of June 25, 2009, by and among MOST HOME CORP., a Nevada corporation (the "COMPANY") with its principal office at Unit 1 – 11491 Kingston St., Maple Ridge, BC Canada V2X 0Y6, and the persons listed on the Schedule of Warrant Holders attached hereto as EXHIBIT A (the "HOLDERS").

RECITALS

             WHEREAS, the Company and Holders, listed on the Schedule of Holders attached this Agreement as Exhibit A, have entered into private placement or consulting agreements with the Company for which the Company issued the Holders warrants. On June 25, 2009, the Company agreed to reprice and reissue warrants, consisting of 3,400,237 expired warrants and 4,746,250 outstanding warrants (the “Existing Warrants”), and issue in their place, on a one to one basis, new warrants (the “Repriced Warrants”);

             NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

ISSUANCE OF REPRICED WARRANTS

             1.1 REPRICING OF WARRANTS. Subject to the terms and conditions of this Agreement, the Company agrees to issue Repriced Warrants to replace the Existing Warrants held by the Holders, such that the exercise price per share of the Repriced Warrants shall be Fifteen Cents ($0.15) . The Holder agrees to cancel and surrender to the Company its Existing Warrants. The Repriced Warrants and the shares of Common Stock of the Company ("COMMON STOCK") issuable upon exercise of the Repriced Warrants (the "SHARES") are collectively referred to herein as the "SECURITIES."

ARTICLE 2

CLOSING DATE; DELIVERY

             2.1 CLOSING DATE. The issuance of the Repriced Warrants (the "CLOSING") shall occur on the Closing Date of June 30, 2009.

             2.2 DELIVERY. At the Closing, the Company will deliver a duly executed Repriced Warrant to each Holder entitled to receive a Repriced Warrant pursuant to Section 1.1 of this Agreement, upon delivery to the Company by such Holder of the Existing Warrant held by such Holder.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

             The Company represents and warrants to the Holders:

             3.1 CORPORATE POWER; AUTHORIZATION. The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement, to issue the Repriced Warrants and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes, and upon execution and delivery by the Company of the Repriced Warrants, the Repriced Warrants will constitute, legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (b) as limited by equitable principles generally. The execution and delivery of this Agreement does not, and the performance of this Agreement, the compliance with the provisions hereof and the issuance of the Repriced Warrants by the Company will not materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Articles of Incorporation (the "ARTICLES") or Bylaws of the Company or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other material agreement or instrument to which the Company or any of its properties is subject.

             3.2 ISSUANCE AND DELIVERY OF THE REPRICED WARRANTS. Upon exercise of the Repriced Warrants in accordance with the terms thereof, the Shares will be validly issued, fully paid and nonassessable. The issuance and delivery of the Repriced Warrants is not subject to preemptive or any other similar rights of the shareholders of the Company or any liens or encumbrances.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE HOLDERS

             Each Holder hereby severally represents and warrants to the Company:

             4.1 AUTHORIZATION. Holder represents and warrants to the Company that: (a) Holder has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, and to carry out and perform all of its obligations under this Agreement; and (b) this Agreement constitutes the legal, valid and binding obligation of such Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally.

             4.2 INVESTMENT EXPERIENCE. Holder is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Holder is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Repriced Warrants. Holder has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the acquisition of the Repriced Warrants.

             4.3 INVESTMENT INTENT. Holder is acquiring the Repriced Warrants for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act, other than as contemplated by Article 7 hereof. Holder understands that its acquisition of the Repriced Warrants has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Holder's investment intent as expressed herein. Holder has completed or caused to be completed the Accredited Investor Certificate attached to this Agreement as Exhibit C, and the responses provided therein shall be true and correct as of the Closing Date and will be true and correct as of the effective date of this Agreement. Holder has, in connection with its decision to acquire the Repriced Warrants, relied solely upon the SEC Documents and the representations and warranties of the Company contained herein. Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, and the rules and regulations promulgated thereunder.

             4.4 REGISTRATION OR EXEMPTION REQUIREMENTS. Holder further acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available.

             4.5 DISPOSITIONS. Holder will not, prior to the effectiveness of the Registration Statement, if then prohibited by law or regulation, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "DISPOSITION") the Securities, nor will such Holder engage in any hedging or other transaction which is designed or could reasonably be expected to lead to or result in a Disposition of Securities by such Holder or any person or entity. In addition, the Holder agrees that for so long as it owns any Shares, it will not enter into any Short Sales. For such purposes, a "Short Sale" by the Holder means a short sale of Shares executed at a time when the Holder has no equivalent offsetting long position in the Common Stock. For purposes of determining whether the Holder has an equivalent offsetting long position in the Shares, shares that the Holder is entitled to receive within sixty (60) days (whether pursuant to contract or upon conversion or exercise of convertible securities) will be included as if held long by the Holder.

             4.6 NO LEGAL, TAX OR INVESTMENT ADVICE. Holder understands that nothing in this Agreement or any other materials presented to Holder in connection with the acquisition of the Repriced Warrants constitutes legal, tax or investment advice. Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of the Repriced Warrants.

             4.7 CONFIDENTIALITY. Holder will hold in confidence all information concerning this Agreement and the placement of the Securities hereunder until the earlier of such time as (a) the Company has made a public announcement concerning the Agreement and the placement of the Securities hereunder, or (b) this Agreement is terminated; provided, however, that the foregoing provision of this Section 4.7 shall not apply if the Company does not issue a press release concerning the Agreement and the placement of the Securities hereunder within two (2) days of the Closing.

             4.8 GOVERNMENTAL REVIEW. Holder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Repriced Warrants.

             4.9 LEGEND. Holder understands that, until such time as the Registration Statement has been declared effective or the Securities may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Shares):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS."

             4.10 FOREIGN INVESTORS. If Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to acquire the Repriced Warrants or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the acquisition of the Repriced Warrants, (b) any foreign exchange restrictions applicable to such acquisition, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Holder's acquisition and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Holder's jurisdiction.

ARTICLE 5

CONDITIONS TO CLOSING OBLIGATIONS OF HOLDERS

             Each Holder's obligation to acquire the Repriced Warrants at the Closing is, at the option of such Holder, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

             5.1 REPRESENTATIONS AND WARRANTIES. The representations made by the Company in Article 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

             5.2 COVENANTS. All covenants contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects and the issuance of the Repriced Warrants pursuant to this Agreement shall have been consummated.

ARTICLE 6

CONDITIONS TO CLOSING OBLIGATIONS OF COMPANY

             The Company's obligation to issue the Repriced Warrants at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

             6.1 REPRESENTATIONS AND WARRANTIES. The representations made by the Holders in Article 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

             6.2 COVENANTS. All covenants contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects and the issuance of the Repriced Warrants pursuant to this Agreement shall have been consummated.

ARTICLE 7

COVENANTS

             7.1 REGISTRATION RIGHTS FOR SECURITIES. The Company is offering no registration rights or obligation to register Securities for sale as part of this Agreement and any future registration rights or inclusion in a registration statement with the SEC to sell Securities will remain at the sole discretion of the Company.

ARTICLE 8

MISCELLANEOUS

             8.1 WAIVERS AND AMENDMENTS. The terms of this Agreement may be waived or amended with the written consent of the Company and each Holder.

             8.2 GOVERNING LAW. This Agreement shall be governed in all respects by and construed in accordance with the laws of British Columbia, Canada without any regard to conflicts of laws principles.

             8.3 SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. No Holder shall assign this Agreement without the prior written consent of the Company.

             8.4 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.

             8.5 SEVERABILITY OF THIS AGREEMENT. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

             8.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

             8.7 CURRENCY. All references to "dollars" or "$" in this Agreement shall be deemed to refer to United States dollars. The foregoing agreement is hereby executed as of the date first above written.

             DATED at Maple Ridge, British Columbia, as of the 25h day of June, 2009.

MOST HOME CORP, a Nevada corporation

By:
             ____________________________________
Name:  Ken Galpin
Title:    CEO and Director

HOLDER:

By:
             ____________________________________
Name:
Title:

EXHIBIT A

SCHEDULE OF WARRANT HOLDERS

Holder	Warrants

Andrew Hoff	4,970,238
Milwaukee, WI
Tel: (414) 719-4561

Fred Balaban	578,583
Carmel Valley, CA
Tel: (831) 601-8423

Harvey Balaban	62,500
Pebble Beach, CA
Tel: (831) 601-8423

Koenraad Beckers	250,000
Naples, FL
Tel: (239) 352-2310

Farshad Moftakhar	1,660,166
Beverly Hills, CA
Tel: (310) 274-7485

Jackson Spears	625,000
Winnetka, IL
Tel: (414) 289-7176

EXHIBIT B

FORM OF REPRICED WARRANT

Warrant Certificate

THIS WARRANT CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE ____________________.

THIS WARRANT IS NOT TRANSFERABLE

Certificate for Warrants to acquire Common Shares of

MOST HOME CORP.
(Nevada corporation with IRS Employer Identification No. 98-0173359)

Warrant Certificate No. W-____/__/___	Certificate for ________________Warrants, each
Warrant entitles the holder to acquire one
Common Share of Most Home Corp.

THIS IS TO CERTIFY THAT, for value received, ___________________, of ___________________________ (the “Holder”), is entitled to subscribe for and purchase ___________
fully paid and non-assessable Common Shares of Most Home Corp. (the “Company”), a corporation formed pursuant to the laws of the State of Nevada, at any time before 4:30 p.m. (Vancouver time), on _______________________, at and for a price of US$0.15 per share (the “Exercise Price”), upon and subject however to the provisions and to the terms and conditions set forth herein.

The rights represented by this Warrant Certificate may be exercised by the Holder, in whole or in part (but not as to a fractional share of Common Shares, see the definition of Common Shares as defined in section 2 below), by:

(1)	duly completing and executing the Warrant Subscription Form attached hereto in the manner therein indicated;

(2)	delivering this Warrant Certificate and the Warrant Subscription Form to the Company; and

(3)	paying the appropriate price for the shares subscribed for either in cash or by certified cheque made payable to or to the order of the Company.

In the event of an exercise of the rights represented by this Warrant Certificate, certificates for the Common Shares so purchased shall be delivered to the Holder hereof within 14 days after the rights represented by this Warrant Certificate are exercised, and if the Warrant rights are only partially exercised leaving rights to purchase Common Shares remaining, then a new Warrant Certificate reflecting the right to purchase that remaining number of Common Shares shall also be issued to the Holder hereof within such time, unless this Warrant has expired, and such new Warrant Certificate shall contain the same terms and conditions as described herein, save and except for the number of Warrants described on such new Warrant Certificate.

Any certificates issued in the event of an exercise of the rights represented by this Warrant Certificate shall bear the following legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”) and are “restricted stock” as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to the effective registration statement under the act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.”

The Company covenants and agrees that all Common Shares which may be issued upon the exercise of the rights represented by this Warrant Certificate will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Company further covenants and agrees that during the period within which the rights represented by this Warrant Certificate may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant Certificate.

The Holder covenants and agrees to, from time to time and at the request and expense of the Company and without further consideration, execute and deliver any other instruments of transfer, conveyance, and assignment and take any further action that the Company may require to more effectively complete any matter provided for herein.

NOTWITHSTANDING THE FOREGOING, the following terms and conditions apply to this Warrant Certificate:

Section 1 - Adjustment of Subscription Rights

(a)

Adjustment of Subscription Rights. If a capital reorganization or reclassification of the capital stock of the Company, or the consolidation or subdivision of securities, or amalgamation of the Company with another company, is effected (any such event being called a “Capital Reorganization”), the Holder will be entitled to receive, upon the exercise of the right to purchase Common Shares hereunder at any time after the record date for such Capital Reorganization, in lieu of the number of Common Shares to which it was entitled upon exercise, the aggregate number of shares or other securities of the Company or of the body corporate or entity resulting from the Capital Reorganization that the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the record date, the Holder had been the registered holder of the number of Common Shares to which it was entitled upon exercise, and such shares or other securities shall be subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this section 1; provided, however, that no such Capital Reorganization will be carried into effect unless all necessary steps have been taken so that the Holder will thereafter be entitled to receive such number of shares or other securities of the Company or of the body corporate resulting from the Capital Reorganization.

(b)

Adjustment of Issuance of Common Shares. If and in the event the Company effects a subdivision or consolidation of Common Shares (a “Common Share Reorgnization”), then the number of Common Shares issuable upon the subsequent exercise of the Warrants shall be adjusted simultaneously with the adjustment to the Exercise Price by multiplying the number of Common Shares issuable upon the exercise of the Warrants immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in paragraph 1(c), the adjustment of the Exercise Price.

(c)	Adjustment of Exercise Price. If and in the event the Company effects a Common Share Reorganization, then the Exercise Price will be adjusted effective immediately after the record date of the Common Share Reorganization by multiplying the Exercise Price in effect immediately prior to the record date by a fraction of which:

(i)	the denominator shall be the number of Common Shares outstanding immediately after giving effect to the Common Share Reorganization; and

(ii)	the numerator shall be the number of Common Shares outstanding on such record date before giving effect to the Common Share Reorganization.

(d)

Adjustment of Issuance of Other Securities. In the event the Company effects a reclassification of Common Shares, or an amalgamation which changes Common Shares into other securities that are not Common Shares, the Holder shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which it was theretofor entitled, the kind and amount of shares or other securities or property resulting from such Capital Reorganization which the Holder would have been entitled to receive as a result of such Capital Reorganization, if, on the effective date thereof, it had been the registered holder of the number of Common Shares which it was theretofor entitled to purchase or receive. If necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions set forth in this section 1 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this section 1 shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares or other securities or property thereafter deliverable hereunder.

Section 2 - Definition of Common Shares. As used herein, the term “Common Shares” means the Common Shares, par value $0.001 per share, in the capital of the Company and if there is a change in respect of or affecting the Common Shares referred to in section 1, then “Common Shares” shall mean the shares or other securities or property issuable or receiveable on the exercise of the Warrants as a result of any such change.

Section 3 - No Rights As Shareholders. This Warrant Certificate shall not in and of itself entitle the Holder hereof to any rights as a shareholder of the Company, including without limitation, voting rights or rights to dividend.

Section 4 - No Meeting of Warrantholders. The Holder of this Warrant Certificate may not convene a meeting to extend the term of the Warrant.

Section 5 - Exchange's Rules. This Warrant Certificate will be subject to the rules and regulations of the stock exchange that the Company may be listed on from time to time, and the laws of the applicable jurisdictions, and the Holder hereby agree to execute and deliver such agreements and other documents and things and will do or cause to be done all such acts or things as are or may be necessary or desirable to give effect to compliance with the rules and regulations of the applicable regulatory authorities.

IN WITNESS WHEREOF Most Home Corp. has caused this Warrant Certificate to be signed by its duly authorized officer and this Warrant to be executed this _______ day of __________, 20__.

MOST HOME CORP.

per:     _______________________________________________
            Ken Galpin, CEO

WARRANT SUBSCRIPTION FORM

TO:	Most Home Corp.
Unit 1 – 11491 Kingston Street
Maple Ridge, BC V2X 0Y6
Tel: (604) 460-2500
Fax: (604) 460-7658

The undersigned holder of the within Warrants hereby subscribes for ___________ Common Shares represented hereby, pursuant to the right provided for in such exercised Warrants to receive the Common Shares of Most Home Corp. issuable pursuant to such Warrants, and encloses herewith original Warrant Certificate number W-____/__/___ together with a certified cheque payable to or to the order of “MOST HOME CORP.” in full payment of the purchase price for that number of Common Shares.

The undersigned hereby irrevocably directs that the said Common Shares be issued and delivered as follows:

Name(s) in Full	Address(es)	Number of common shares

(Please print in full the name in which certificates are to be issued. If any of the securities are to be issued to a person or persons other than the Warrantholder, the Transfer of Warrants form must be completed and the Warrantholder must pay to the Trustee any applicable transfer taxes or other government charges).

DATED this _____ day of ________________, 20____.

WITNESS:	)
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Signature	)	<<NAME>>
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Print Name	)

EXHIBIT C

ACCREDITED INVESTOR CERTIFICATE (UNITED STATES)

ANY SECURITIES ACQUIRED PURSUANT TO THIS WARRANT REPRICING AGREEMENT HAVE NOT BEEN REGISTERED UNDER: (A) THE SECURITIES ACT OF 1933, AS AMENDED, IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION PROVIDED IN SECTIONS 3 AND 4 OF SUCH ACT AND/OR REGULATIONS D PROMULGATED THEREUNDER; OR (B) ANY STATE SECURITIES LAWS IN RELIANCE UPON APPLICABLE EXEMPTIONS THEREUNDER. THESE SECURITIES MUST BE ACQUIRED FOR INVESTMENT ONLY FOR THE ACCOUNT OF THE INVESTOR AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION OR ITS REPRESENTATIVES THAT SUCH SALE OR TRANSFER WOULD NOT VIOLATE APPLICABLE SECURITIES LAWS OR REGULATIONS.

In addition to the representations and warranties of the undersigned (the “Holder”) to Most Home Corp. (the “Company”) set out in Article 4 of this Agreement, the Holder hereby covenants with, and represents, warrants and acknowledges to the Company, as representations and warranties that are true as of the date of this Agreement and as of the Closing Date (which covenants, representations, warranties and acknowledgements shall survive the applicable Closing Date) that:

Accredited Investor. The Holder is purchasing the Securities as principal for its own account and not for the benefit of any other person and not with a view to the resale or distribution of all or any of the Securities and is an “accredited investor” within the meaning of Regulation D under the 1933 Act. By initialing the appropriate paragraph(s) below, the Subscriber represents and warrants to the Company that the Holder is an “accredited investor” within the meaning of Regulation D. Specifically, the Holder represents and warrants that he/she/it qualifies under the following category or categories of “accredited investor” (HOLDER MUST INDICATE THE APPLICABLE CATEGORY OR CATEGORIES BY INITIALING EACH APPLICABLE SPACE BELOW; IF JOINT INVESTORS, BOTH PARTIES MUST INITIAL):

_________	(A)	the Holder is a director or executive officer of the Company;

_________	(B)

the Holder is a natural person whose individual income exceeded US$200,000 in each of the two most recent years, or whose joint income with spouse exceeded US$300,000 in each of those years, and who reasonably expects to receive at least the same level of income in the current year;

_________	(C)	the Holder is a natural person whose individual net worth, or joint net worth with his or her spouse, at the date of this Agreement, exceeds US$1,000,000;

_________	(D)	the Holder is a trust, corporation or partnership with total assets in excess of US$5,000,000 not formed for the specific purpose of acquiring the Securities;

_________	(E)	the Holder is an organization or entity in which all of the equity owners are accredited investors;

_________	(F)	the Holder is another type of “accredited investor” as that term is defined in Regulation D, namely ____________________________________ .

(b)

Not a Public Offering. The Holder understands that the offering and sale of the Securities is intended to a be a transaction by an issuer not involving any public offering exempt from registration under the 1933 Act by virtue of Section 4(2) of the 1933 Act and the rules and regulations of the SEC thereunder.

(c)

Resale Restrictions. The Holder acknowledges that there are restrictions on the resale of the Securities, agrees not to resell or distribute the Securities to the public, and agrees to comply with the securities laws of the United States and the securities laws of the residence of the Holder r.

(d)

Resell Securities Pursuant to Regulations. The Holder undertakes and agrees that it will not offer or sell any of the Securities in the United States unless such securities are registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that it will not resell the Securities, except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules.

(e)

Legend on Share Certificates. The Holder hereby consents to the placement of a restrictive legend on all certificates representing the Shares, Warrants and Warrant Shares issued on exercise of the Warrants in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) and are “restricted stock” as that term is defined in Rule 144 under the Act. These securities may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement for such shares under the Act or pursuant to an exemption from registration under the Act or an opinion of counsel satisfactory in form and content to the issuer that such registration is not required under such Act.”

(f)	Additional Legend Requirements. The Holder consents to the placement of any additional legend determined to be required by the Company and its counsel.

The representations, warranties, statements and certification made in this Certificate are true and accurate as of the date of this Certificate and will be true and accurate as of the Closing. If any such representation, warranty, statement or certification becomes untrue or inaccurate prior to the Closing, the undersigned will give immediate written notice of such fact to the CEO of the Company.

The Subscriber acknowledges that the Company will be relying on this Certificate in connection with the Subscription Agreement.

Dated: _________________, 200___

Signature of Subscriber

Print Name of Subscriber

If Subscriber is a corporation, print name and Official Capacity or title of signatory. If corporate Subscriber, the signatory represents that he or she has authority to bind the corporation.